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                                                                    EXHIBIT 99.1

DATE:    July 28, 2005

TO:      All Media

FROM:    Standard Management
         10689 N. Pennsylvania Street
         Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
         Investor Relations
         Phone: 317-574-5221


     STANDARD MANAGEMENT ANNOUNCES ACQUISITION OF PRECISION HEALTHCARE, INC.

(Indianapolis, Indiana) Standard Management Corporation ("Standard Management" or the "Company") (NASDAQ:SMAN) announced today the completed acquisition of Precision Healthcare, Inc., ("Precision") of Nashville, Tennessee.

Precision is a provider of infusion therapy to chronically ill patients and a wholesale pharmaceutical provider to physician practices and other end users. "With annual revenues of $9 million and a well established reputation in Tennessee, Precision is a great strategic fit for Standard Management," stated Ronald D. Hunter.

The purchase price consists of cash and stock. Also included in this transaction is a contingent performance bonus based on Precision achieving a 25% growth in earnings before interest, taxes, depreciation, and amortization for the calendar year ended 2005.

Ronald D. Hunter, Chairman, CEO and President of Standard Management, stated, "We continue to focus on acquiring an experienced management team which can produce strong top and bottom line results that may be capable of growing 15-20% annually, in addition to being immediately accretive to earnings. Precision's core business of infusion therapy is a product that we will be able to cross market to our other regional locations," he added.

Teresa Morgan, President of Precision, stated, "We are excited about this transaction; and we believe Standard Management offers us the ability to expand our market presence while we continue to preserve our culture and integrity in our market place. Further, as we completed our due diligence process on Standard Management we found that they are as committed to patient care and customer service as we are at Precision."

Mr. Hunter concluded, "This transaction plus the recent Rainier transaction adds an additional $30 million in revenue, moving the Company another step closer to achieving our intended goal of reaching $200-$300 million in revenue by year-end 2008."


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This press release contains "forward-looking statements" within the meaning of section 27 A of the Securities Act of 1933. The use of the words "believe," "expect," "anticipate," "intend," "may," "estimate," "could," "plans," and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the performance of our health services segment, potential future acquisitions, and their impact on the segment's performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain additional capital when needed and on favorable terms; our ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.